UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2019

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
 Registrant’s telephone number, including area code (317) 328-5660
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Offer Letter with H. Keith Jennings
Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), has provided H. Keith Jennings with an offer letter to serve as the Company’s Executive Vice President and Chief Financial Officer (the “Offer Letter”). Mr. Jennings began his employment on October 28, 2019 and will assume the role as the Company’s Executive Vice President and Chief Financial Officer on January 1, 2020.
Prior to joining the Company, Mr. Jennings, age 49, served as Vice President, Finance of Eastman Chemical Company since May 2018. Mr. Jennings served as Vice President and Treasurer of Eastman Chemical Company from August 2016 to May 2018 and as Vice President and Treasurer of Cameron International Corporation from June 2009 to April 2016. There is no arrangement or understanding between Mr. Jennings and any other person(s) pursuant to which he was selected to be an officer of the Company, and Mr. Jennings does not have any family relationships with any of the Company’s executive officers or directors.
The Offer Letter states that Mr. Jennings will receive an annual base salary of $425,000. Mr. Jennings will be eligible to participate in the Company’s annual bonus plan with a target bonus equal to 150% of his annual base salary, with a potential range from 50% to 200% of annual base salary, although the receipt of any portion of the bonus award will be subject to the satisfaction of all individual, financial or Company performance metrics imposed upon the bonus award. In the event that Mr. Jennings earns a bonus award pursuant to this plan, settlement will occur 50% in cash and 50% in the form of fully-vested phantom units granted pursuant to the Company’s equity compensation plan, which Mr. Jennings will be required to hold for a minimum of three (3) years. Mr. Jennings will also be eligible to receive annual equity compensation awards pursuant to the Company’s equity compensation plan, with an annual target value equal to 60% of his annual base salary. Any such annual equity compensation awards will generally cliff vest at the end of a three (3) year period. Mr. Jennings will also be eligible to participate in all Company health and welfare benefits, retirement plans and other programs that are available to similarly situated Company employees.
In the event that the Company terminates his employment without cause and Mr. Jennings signs a severance and release agreement in the Company’s favor, Mr. Jennings will also be entitled to certain severance benefits pursuant to the Offer Letter. Specifically, if the Company terminates Mr. Jennings without cause outside of a “Change in Control” (defined below), Mr. Jennings would receive a severance amount equal to his annual base salary and annual target bonus at the time of the termination. In addition, if the Company terminates Mr. Jennings without cause within the twenty-four (24) month period immediately following a “Change in Control”, his severance benefit would be equal to 200% of the sum of his annual base salary plus target bonus in effect at the time of the termination. For purposes of the Offer Letter, a “Change in Control” is generally defined as the first to occur of the following events: (i) any person or group (other than the Company or one of its affiliates, Fred M. Fehsenfeld, Jr. or F. William Grube or their respective immediate families of affiliates) becomes the beneficial owner of 50% or more of the voting power of the outstanding equity interests of the Company or the Partnership; (ii) a person or entity (other than the Company or an affiliate) becomes the general partner of the Partnership; or (iii) the sale or other disposition of all or substantially all of the assets of the Company or the Partnership in one or more transactions to any person other than the Company, an affiliate of the Company, or the Partnership.
The Company has also agreed to match on a one-for-one basis any purchases of common units representing limited partner interests of the Partnership (“Common Units”) that Mr. Jennings makes in the open market during the first twelve (12) months of his employment, up to a maximum of $500,000, in the form of fully-vested phantom units. At the end of months 3, 9 and 12 of Mr. Jennings’ employment, the Company would deliver a number of fully vested phantom units equal to the number of Common Units that Mr. Jennings purchased during the preceding three-month period. In the event that Mr. Jennings is terminated without cause, the earned but undelivered matching program phantom units would be delivered to him immediately following that termination. Within two (2) years from his employment starting date, Mr. Jennings has agreed to hold and then maintain an aggregate number of Common Units plus any matching program phantom units that has an equivalent value of two (2) times his annual base salary.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the complete text of such agreement, which will be filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019.
Severance Agreement with D. West Griffin
The Company and Mr. D. West Griffin, the Company’s Executive Vice President and Chief Financial Officer, have agreed that Mr. Griffin will resign as the Chief Financial Officer on December 31, 2019, and to terminate Mr. Griffin’s employment effective as of January 2, 2020 (the “Separation Date”). In connection with Mr. Griffin’s separation from service, he and the Company entered into that certain Transitional Severance Agreement and General Release on October 27, 2019 (the “Severance Agreement”).
The Severance Agreement will provide Mr. Griffin with cash payments, subject to Mr. Griffin executing a general release and waiver in the Company’s favor, totaling $1,065,000, to be paid in three separate installments through July 2020, which is equal to 12 months of his annual base salary plus his target annual bonus amount. Any outstanding phantom unit awards that Mr. Griffin holds at the time of his separation from service will be treated in accordance with the terms of the Company’s equity compensation plan and the grant agreements governing those awards.
The Severance Agreement also subjects payment of the severance benefits described above to the requirement that Mr. Griffin continue to perform his duties as Chief Financial Officer until December 31, 2019, during which time he will also assist the Company in providing a smooth transition to the new Chief Financial Officer. From and after the Separation Date through June 30, 2020, Mr. Griffin will provide up to 80 hours of assistance to the Company at no additional cost. In the event that the Company desires Mr. Griffin to provide additional services following his satisfaction of the original 80 hours, the Company will pay him an hourly rate of $505 per hour for his services, plus any reasonable expenses.
The Severance Agreement requires Mr. Griffin to comply with standard confidentiality and non-disparagement provisions. The Severance Agreement has no impact on any restrictive covenants that were contained within any agreement previously entered into between the parties (including any employment agreements).
As previously disclosed in the Form 8-K filed on September 20, 2019, Mr. Griffin’s separation from the Company is not the result of any issue, concern or disagreement with the Company’s accounting, financial reporting or internal control over financial reporting.
The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, which will be filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 7.01	Regulation FD Disclosure.
On October 28, 2019, the Partnership issued a press release announcing the matters described Item 5.02 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release, dated October 28, 2019, announcing the appointment of Keith Jennings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

Date: October 31, 2019	By:	/s/ Timothy Go
Name: Timothy Go
Title: Chief Executive Officer